UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant To Section 14(a)
of the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐      Preliminary Proxy Statement
☐      Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐      Definitive Proxy Statement
☒      Definitive Additional Materials
☐      Soliciting Material Pursuant to § 240.14a-12

ICO, INC.
(Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

☒      No fee required.

☐      Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:
________________________________________________________________________________
(2)	Aggregate number of securities to which transaction applies:
_______________________________________________________________________________
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
________________________________________________________________________________
(4)	Proposed maximum aggregate value of transaction:
________________________________________________________________________________
(5)	Total fee paid:
________________________________________________________________________________

☐      Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:
________________________________________________________________________________
(2)	Form, Schedule or Registration Statement No.:
________________________________________________________________________________
(3)	Filing Party:
________________________________________________________________________________
(4)	Date Filed:
________________________________________________________________________________

[E-mail sent to ICO, Inc. Employees Dated April 19, 2010]

Dear Fellow Employees:

As I’m sure you are all aware, the special meeting to approve the merger with A. Schulman is next week, on Wednesday April 28.

Your vote is important. We strongly encourage you to vote.

You should have already received your proxy card(s) for voting.  If you did not, please let Ian Chin (ichin@icopolymers.com), Dana Bain (dbain@icopolymers.com) or me know, so that we can address the situation.

You may vote by phone, mail, or internet.  Please see the instructions for voting on your proxy card(s).

If you have registered shares, including restricted shares, or hold shares in a brokerage account (NOBO’s only), ICO’s proxy solicitor Georgeson can take your vote orally.  You can reach Georgeson at:

     From within the United States:  800-868-1381

                     From outside the U.S. (foreign):  +1 212-806-6859 (only during 9:00 a.m. – 6:00 p.m. Eastern Time).

Note that if you hold ICO shares in your 401k stock fund, you must follow the directions on the proxy card to vote (Georgeson cannot take your vote by phone).

As 2/3 of the ICO shareholders must approve the transaction, every vote counts!  So again, we strongly encourage you to vote.

Charlotte

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Charlotte Fischer Ewart
General Counsel and Secretary
ICO, Inc.
1811 Bering, Suite 200
Houston, Texas 77057
(713) 351-4149 (office phone)
(713) 335-2251 (office fax)

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